UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2015 (July 22, 2015)

BARNES & NOBLE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountain View Blvd, Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 991-2665

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On July 22, 2015, Barnes & Noble Booksellers, Inc., the sole stockholder of Barnes & Noble Education, Inc. (the “Company”), elected Vice Admiral John R. Ryan and Dr. David A. Wilson to serve as members of the board of directors (the “Board”) of the Company. Upon his election, Vice Admiral Ryan was also named by the Board as a member of the Company’s Corporate Governance and Nominating Committee and the Company’s Compensation Committee and, upon his election, Dr. Wilson was also named by the Board as a member of the Company’s Corporate Governance and Nominating Committee and the Company’s Audit Committee.

Since July 2014, Vice Admiral Ryan has served as a member of the board of directors of Barnes & Noble, Inc. (“Barnes & Noble”).  In connection with the previously announced spin-off of the Company from Barnes & Noble (the “Spin-Off”), expected to occur on August 2, 2015, Vice Admiral Ryan is expected to resign from his position as a member of the board of Barnes & Noble.  Vice Admiral Ryan joined the Center for Creative Leadership’s Board of Governors in 2002 and has served as its President since 2007. From 2005 to 2007, he served as Chancellor of the State University of New York.  Previously, Vice Admiral Ryan served as President of the State University of New York Maritime College from 2002 to 2005, Interim President of the State University of New York at Albany from 2004 to 2005 and Superintendent of the United States Naval Academy, Annapolis, Maryland from 1998 to 2002.  Vice Admiral Ryan served in the United States Navy from 1967 to his retirement in 2002, including as Commander of the Fleet Air Mediterranean from 1995 to 1998, Commander of the Patrol Wings for the United States Pacific Fleet from 1993 to 1995 and Director of Logistics for the South Pacific Command from 1991 to 1993.  Vice Admiral Ryan is also Lead Director of CIT Group, Inc., a Director of Cablevision Systems Corporation and Chairman of the U.S. Naval Academy Foundation Board.

Since October 2010, Dr. Wilson has served as a member of the board of directors of Barnes & Noble. Dr. Wilson currently serves as Chair of Barnes & Noble’s Audit Committee. In connection with the Spin-Off, Dr. Wilson is expected to resign from his position as a member of the board of Barnes & Noble. From 1995 to December 2013, Dr. Wilson served as President and Chief Executive Officer of the Graduate Management Admission Council, a not-for-profit education association dedicated to creating access to graduate management and professional education that provides the Graduate Management Admission Test (GMAT). From 2009 to 2010, Dr. Wilson was a Director of Terra Industries Inc., a producer and marketer of nitrogen products, where he was a member of the Audit Committee. From 2002 to 2007, Dr. Wilson was a Director of Laureate Education, Inc. (formerly Sylvan Learning Systems, Inc.), an operator of an international network of licensed campus-based and online universities and higher education institutions, where he was Chairman of the Audit Committee beginning in 2003. From 1978 to 1994, Dr. Wilson was employed by Ernst & Young LLP (and its predecessor, Arthur Young & Company), serving as an Audit Principal through 1981, as an Audit Partner from 1981 to 1983 and thereafter in various capacities including Managing Partner, National Director of Professional Development, Chairman of Ernst & Young’s International Professional Development Committee and as a Director of the Ernst & Young Foundation. From 1968 to 1978, Dr. Wilson served as a faculty member at Queen’s University (1968-1970), the University of Illinois at Urbana-Champaign (1970-1972), the University of Texas (1972-1978), where he was awarded tenure, and Harvard Business School (1976-1977). Dr. Wilson is also Director of CoreSite Realty Corporation and the chair of its Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE EDUCATION, INC.,

Date: July 27, 2015	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel and Corporate Secretary